Exhibit 99.1

Tower Group International, Ltd. Reports First Quarter 2013 Results

  First Quarterly Results Since Merger with Canopius Holdings Bermuda Limited
  Gross Premiums Written and Managed of $550.4 Million
  Operating Income of $25.9 Million; Operating EPS of $0.56
  Book Value per Share of $20.85; Tower Stockholders’ Equity of $1.20 Billion
  First Quarter Dividend Declared of $0.165 per Share, Equal to Pre-Merger Payout Adjusted for Share Conversion Ratio
  Tower’s Board of Directors Approves $50 Million Share Repurchase Program

HAMILTON, Bermuda--(BUSINESS WIRE)--May 8, 2013--Tower Group International, Ltd. (NASDAQ: TWGP) today announced financial results for the first quarter of 2013. These results reflect the first quarter results following the completion on March 13, 2013 of the merger between Tower Group, Inc. (TGI) and Canopius Holdings Bermuda Limited (Canopius Bermuda), which was renamed Tower Group International, Ltd. (Tower) upon completion of the merger and became the ultimate parent company. Since the merger transaction was accounted for as a reverse acquisition and recapitalization, under which TGI was identified and treated as the accounting acquirer, historical results prior to the first quarter of 2013 reflect only the financial results reported by TGI, with equity accounts and earnings per share restated to reflect Tower’s new capitalization.

Michael H. Lee, President and Chief Executive Officer, said, “Tower is off to a strong start in 2013, marked by solid financial performance in the first quarter and the successful completion of our transformational merger. The merger enables us to realize our long-term vision of creating a global diversified insurance and reinsurance company with access to the world’s three key insurance markets – the U.S., Bermuda and London. It also fulfills an important strategic goal to enhance our business model by merging with a Bermuda-based international holding company and reinsurer to increase our profitability. We are already beginning to realize the benefit of this merger by operating our assumed reinsurance business from Bermuda as well as utilizing our Bermuda reinsurance company to provide an efficient source of reinsurance to support our growth in the U.S. We are also reviewing new growth opportunities utilizing our Bermuda reinsurance platform to develop new products and businesses to generate growth in the specialty insurance and reinsurance markets. In the U.S., we continued to implement changes to improve the performance of commercial and personal lines businesses and benefited from continued positive pricing trends across all of our product lines. We were also able to generate profitable organic growth by successfully implementing our organic growth initiative to develop new products, form new business units and identify new growth opportunities. With our new and improved business model resulting from the Canopius Bermuda merger, we are well positioned to continue making progress in successfully implementing our long-term business plan, including achieving higher returns in the remainder of 2013 and beyond.”

Net income attributable to common stockholders for the first quarter of 2013 was $15.1 million, or $0.33 per diluted share, compared to $19.2 million, or $0.43 per diluted share, in the first quarter of 2012. Net income attributable to common stockholders is lower than operating income in the first quarter of 2013 principally due to $19.1 million of acquisition-related transaction costs associated with the Canopius Bermuda merger. For a reconciliation of net income attributable to common stockholders to operating income, please see the accompanying “Reconciliation of non-GAAP financial measures” table.

Operating income (1) was $25.9 million, or $0.56 per share, in the first quarter of 2013, compared to $20.6 million, or $0.46 per share, in the first quarter of 2012. Earnings per share for both periods reflects Tower’s new shares, with diluted weighted average shares outstanding of 45,983,837 in the first quarter of 2013 and 44,535,344 in the first quarter of 2012. Operating return on average equity (ROE) (1) was 9.8% in first quarter of 2013, compared to 7.9% in the first quarter of 2012.

Tower stockholders’ equity was $1.20 billion as of March 31, 2013, compared with $980.8 million at December 31, 2012. This increase resulted primarily from the merger transaction on March 13, 2013, in which Tower received $205.9 million in net proceeds from the issuance of 14,025,737 common shares to the owners of Canopius Bermuda. Book value per share (2) as of March 31, 2013 was $20.85, compared with $22.54 at December 31, 2012. Book value per share for both periods reflects Tower’s new shares, with 57,432,150 shares outstanding at March 31, 2013, compared with 43,513,678 shares outstanding at December 31, 2012.

First Quarter 2013 Highlights (all figures compare results in the first quarter of 2013 to the results for the first quarter of 2012 except as noted otherwise):

Gross premiums written and managed increased 18% to $550.4 million, driven primarily by growth in assumed reinsurance. Excluding programs, policies in-force increased 1.5% as of March 31, 2013. Premium rates on renewed Commercial Insurance business excluding programs increased 6.4% and premium rates on renewed Personal Insurance business increased 4.6%, resulting in an overall premium rate increase on renewal business of 5.3%. Our Commercial Insurance business renewal retention rate excluding programs increased to 82.2% from 77.3%, while our Personal Insurance business renewal retention rate increased to 90.0% from 87.1%. This resulted in an overall retention rate of 88.3%, up from 85.0%. Net premiums earned were $420.5 million in the first quarter of 2013, compared to $420.2 million in the first quarter of 2012, as growth in assumed reinsurance was offset by increased premium cessions to the homeowners’ quota share reinsurance treaty.

Total revenues increased 1.9% to $475.3 million, resulting from increased ceding commissions from a previously announced quota share reinsurance treaty effective in January 2013 for Tower’s homeowners business and higher net realized investment gains partly offset by declines in net investment income. Net investment income decreased 10.7% to $30.3 million. Net investment income in the first quarter of 2013 excludes $1.2 million in income from Tower’s investment in Canopius Group Limited, which is reported separately as “Equity income in unconsolidated affiliate.” The tax equivalent investment yield at amortized cost was 4.1% at March 31, 2013, compared to 4.7% at March 31, 2012. Net realized investment gains were $7.1 million, compared to gains of $3.3 million. The gains in the first quarter of 2013 included other-than-temporarily impaired credit losses of $0.5 million, compared to $3.0 million of such losses in the first quarter of 2012.

Total commission and fee income increased 98.2% to $17.4 million, due primarily to higher ceding commission revenue from increased reinsurance cessions.

The net loss ratio, excluding the business we manage on behalf of the reciprocal exchanges, was 63.1% compared to 64.2%. The first quarter 2012 results were adversely impacted by 3.5 percentage points of prior year development. The net expense ratio, excluding the reciprocal exchanges, was 36.0% compared to 34.6%. The increase in the net expense ratio in the first quarter of 2013 is primarily due to the increase in our assumed reinsurance business, which has a higher commission ratio than other lines of business, and from an increase in operating expenses as a result of ongoing efforts to build out our information technology infrastructure to support policy administration and claims processing needs. The net combined ratio, excluding the reciprocal exchanges, was 99.1% compared to 98.8%.

Acquisition-related transaction costs for the first quarter of 2013 were $19.1 million, primarily due to expenses associated with the Canopius Bermuda merger, compared to $1.3 million in the first quarter of 2012. The expenses in the first quarter of 2013 included $11.4 million in compensation expenses (of which $10.3 million were associated with accelerated vesting of restricted stock awards) and $7.7 million in legal and accounting fees.

Tower’s effective tax rate was (12.5%) compared to 31.0%. Such rate was reduced in the first quarter of 2013 by the decrease in U.S. sourced pre-tax operating income and by Tower’s acquisition-related transaction costs associated with the Canopius Bermuda merger. For full-year 2013, Tower expects the majority of its operating income to come from its Bermuda operations, and its tax rate on U.S. operating earnings to be between 8% and 12%, as tax-exempt investment income will be a substantially larger portion of U.S. taxable income than in 2012.

Interest expense decreased 9.3% to $7.8 million.

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on May 7, 2013 of $0.165 per share payable on June 21, 2013 to stockholders of record as of June 10, 2013. The quarterly dividend of $0.165 per share is equivalent to Tower Group, Inc.’s historical quarterly dividend of $0.1875 per share adjusted for the conversion ratio of 1.1330 resulting from the Merger Transaction.

Share Repurchase Program

As part of Tower’s capital management strategy, Tower’s Board of Directors approved on May 7, 2013 a $50 million share repurchase program. Purchases will be made from time to time in the open market or in privately negotiated transactions in accordance with applicable laws and regulations.

2013 Guidance

Tower expects full year 2013 operating earnings per share to be in a range of $2.40 to $2.60.

Notes on Non-GAAP Financial Measures

(1) Operating income excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on average equity (ROE) is annualized operating income divided by average common stockholders' equity.

(2) Book value per share is calculated as Tower Group International, Ltd. stockholders’ equity divided by the number of shares outstanding. We believe that book value per share is an important measure of our ability to grow shareholder value. The computation of book value per share is provided in an accompanying table.

Conference Call

Tower will host a conference call and webcast to discuss these results on May 9, 2013 at 9:00 a.m. Eastern Time. To access a live, listen-only webcast over the Internet, please visit the Investors section of Tower’s website at www.twrgrpintl.com, or use this link at: http://investors.twrgrpintl.com/events.cfm. Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investors section of Tower's website at: http://investors.twrgrpintl.com/events.cfm.

About Tower Group International, Ltd.

Tower Group International, Ltd. is a Bermuda-based global diversified insurance and reinsurance holding company. Tower's insurance subsidiaries are focused on providing commercial, personal and specialty insurance and reinsurance products and are rated A- (Excellent) by A.M. Best. Through our insurance subsidiaries in the U.S., collectively referred to as Tower Group Companies, Tower is one of the 50 largest providers of property and casualty insurance products and services in the U.S. Tower provides personal insurance products to individuals and commercial insurance products to small to medium-sized businesses through a dedicated team of retail and wholesale agents. We also offer specialty products on an admitted and non-admitted basis, as well as through a network of program underwriting agents.

For more information, visit Tower's website at http://www.twrgrpintl.com/

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2012, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Financial Summary ($ in thousands, except per share data):

	Three Months Ended March 31,
	2013					2012
		Reciprocal	Elimina-				Reciprocal	Elimina-
($ in thousands)	Tower	Exchanges	tions		Total	Tower	Exchanges	tions	Total
Net premiums written	$415,265	$37,126		$-	$452,391	$387,591	$38,093	$-	$425,684
Revenues
Net premiums earned	$379,484	$41,002		$-	$420,486	$378,669	$41,489	$-	$420,158
Ceding commission revenue	12,453	2,991		(1,293)	14,151	2,078	3,085	-	5,163
Insurance services revenue	7,289	-		(7,161)	128	7,359	-	(6,862)	497
Policy billing fees	2,847	303		-	3,150	3,002	132	-	3,134
Net investment income	29,584	2,380		(1,647)	30,317	32,257	3,349	(1,663)	33,943
Total net realized investment gains
(losses)	6,433	618		-	7,051	1,138	2,190	-	3,328
Total revenues	438,090	47,294		(10,101)	475,283	424,503	50,245	(8,525)	466,223
Expenses
Loss and loss adjustment expenses	239,282	35,398		-	274,680	243,249	24,244	-	267,493
Direct and ceding
commission expense	81,389	8,302		(1,293)	88,398	72,612	7,773	-	80,385
Other operating expenses	78,331	13,223		(7,161)	84,393	70,996	12,937	(6,862)	77,071
Acquisition-related transaction costs	19,056	-		-	19,056	1,262	-	-	1,262
Interest expense	7,803	1,652		(1,647)	7,808	8,611	1,663	(1,663)	8,611
Total expenses	425,861	58,575		(10,101)	474,335	396,730	46,617	(8,525)	434,822
Other income (expense)
Equity in income (loss)
of unconsolidated affiliate	1,192	-	(-)	-	1,192	-	-	-	-
Income (loss) before income taxes	13,421	(11,281)		-	2,140	27,773	3,628	-	31,401
Income tax expense (benefit)	(1,673)	-		-	(1,673)	8,607	617	-	9,224
Net income (loss)	$15,094	$(11,281)		$-	$3,813	$19,166	$3,011	$-	$22,177

Ratios
Net calendar year loss and LAE	63.1%	86.3%			65.3%	64.2%	58.4%		63.7%
Net underwriting expenses	36.0%	44.5%			36.9%	34.6%	42.2%		35.4%
Net Combined	99.1%	130.8%			102.2%	98.8%	100.6%		99.1%

Return on Average Equity	5.7%					7.4%

Commercial Insurance & Personal Insurance Combined
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012	Change(%)
Key Measures
Premiums written
Gross premiums written	$550,423	$467,362	17.8%
Less: ceded premiums written	(98,032)	(41,678)	135.2%
Net premiums written	$452,391	$425,684	6.3%

Revenues
Net premiums earned	420,486	420,158	0.1%
Ceding commission revenue	14,151	5,163	174.1%
Policy billing fees	3,150	3,134	0.5%
Total revenues	437,787	428,455	2.2%
Expenses
Net loss and loss adjustment expenses	274,680	267,493	2.7%
Underwriting expenses
Direct commission expense	88,398	80,384	10.0%
Other underwriting expenses	83,864	76,610	9.5%
Total underwriting expenses	172,262	156,994	9.7%
Underwriting profit (loss)	$(9,155)	$3,968	-330.7%

Underwriting Ratios
Net loss ratio	65.3%	63.7%
Net expense ratio	36.9%	35.4%
Net combined ratio	102.2%	99.1%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Key Measures
Premiums written
Gross premiums written	$406,524	$337,030
Less: ceded premiums written	(29,066)	(16,825)
Net premiums written	$377,458	$320,205

Revenues
Net premiums earned	306,325	297,835
Ceding commission revenue	3,287	10
Policy billing fees	1,370	1,513
Total revenues	310,982	299,358
Expenses
Net loss and loss adjustment expenses	195,311	201,438
Underwriting expenses
Direct commission expenses	62,844	56,130
Other underwriting expenses	49,188	47,012
Total underwriting expenses	112,032	103,142
Underwriting profit (loss)	$3,639	$(5,222)

Underwriting Ratios
Net loss ratio	63.8%	67.6%
Net expense ratio	35.1%	34.1%
Net combined ratio	98.9%	101.7%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2013			2012
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$95,451	$48,448	$143,899	$80,665	$49,667	$130,332
Less: ceded premiums written	(57,644)	(11,322)	(68,966)	(13,279)	(11,574)	(24,853)
Net premiums written	$37,807	$37,126	$74,933	$67,386	$38,093	$105,479

Revenues
Net premiums earned	73,159	41,002	114,161	80,834	41,489	122,323
Ceding commission revenue	9,165	1,699	10,864	2,068	3,085	5,153
Policy billing fees	1,477	303	1,780	1,489	132	1,621
Total revenues	83,801	43,004	126,805	84,391	44,706	129,097
Expenses
Net loss and loss adjustment expenses	43,971	35,398	79,369	41,811	24,244	66,055
Underwriting expenses
Direct commission expense	18,544	7,010	25,554	16,481	7,773	24,254
Other underwriting expenses	21,453	13,223	34,676	16,661	12,937	29,598
Total underwriting expenses	39,997	20,233	60,230	33,142	20,710	53,852
Underwriting profit (loss)	$(167)	$(12,627)	$(12,794)	$9,438	$(248)	$9,190

Underwriting Ratios
Net loss ratio	60.1%	86.3%	69.5%	51.7%	58.4%	54.0%
Net expense ratio	40.1%	44.5%	41.7%	36.6%	42.2%	38.5%
Net combined ratio	100.2%	130.8%	111.2%	88.3%	100.6%	92.5%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenue
Management fee income	$7,161	$6,862
Other revenue	128	497
Total revenue	7,289	7,359
Expenses
Other expenses	4,621	4,463
Total expenses	4,621	4,463
Insurance services pre-tax income	$2,668	$2,896

Tower Group International, Ltd.
Consolidated Balance Sheets

	March 31,	December 31,
($ in thousands, except par value and share amounts)	2013	2012
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $2,012,436 and $1,926,236)	$2,137,108	$2,065,148
Equity securities (cost of $135,135 and $144,204)	139,794	140,695
Short-term investments (cost of $28,485 and $4,749)	28,822	4,750
Other invested assets	58,941	57,786
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $255,780 and $263,950)	270,964	280,563
Equity securities (cost of $2,751 and $5,144)	2,914	5,563
Total investments	2,638,543	2,554,505
Cash and cash equivalents (includes $5,604 and $9,782 relating to Reciprocal Exchanges)	229,946	100,293
Investment income receivable (includes $2,768 and $2,610 relating to Reciprocal Exchanges)	29,490	25,332
Investment in unconsolidated affiliate	68,411	70,830
Premiums receivable (includes $43,655 and $44,285 relating to Reciprocal Exchanges)	418,161	422,112
Reinsurance recoverable on paid losses (includes $5,913 and $682 relating to Reciprocal Exchanges)	49,668	17,609
Reinsurance recoverable on unpaid losses (includes $27,554 and $52,389 relating to Reciprocal Exchanges)	887,188	496,192
Prepaid reinsurance premiums (includes $18,424 and $17,803 relating to Reciprocal Exchanges)	234,181	63,923
Deferred acquisition costs, net (includes $9,933 and $11,364 relating to Reciprocal Exchanges)	199,137	180,941
Intangible assets (includes $6,725 and $6,854 relating to Reciprocal Exchanges)	104,550	106,768
Goodwill	269,589	241,458
Funds held by reinsured companies	829,659	137,545
Other assets (includes $5,753 and $2,042 relating to Reciprocal Exchanges)	430,108	331,506
Total assets	$6,388,631	$4,749,014
Liabilities
Loss and loss adjustment expenses (includes $127,926 and $135,791 relating to Reciprocal Exchanges)	$2,429,857	$1,895,073
Unearned premium (includes $99,962 and $103,216 relating to Reciprocal Exchanges)	1,123,022	920,859
Reinsurance balances payable (includes $5,734 and $6,979 relating to Reciprocal Exchanges)	39,227	40,569
Funds held under reinsurance agreements (includes $0 and $500 relating to Reciprocal Exchanges)	634,080	98,581
Other liabilities (includes $46,475 and $21,054 relating to Reciprocal Exchanges)	463,303	292,239
Deferred income taxes (includes $19,818 and $19,793 relating to Reciprocal Exchanges)	29,677	36,464
Debt	450,470	449,731
Total liabilities	5,169,636	3,733,516
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 57,432,150 and
53,048,011 shares issued, and 57,432,150 and 43,513,678 shares outstanding)	574	530
Treasury stock (0 and 9,534,333 shares)	-	(181,435)
Paid-in-capital	812,156	780,036
Accumulated other comprehensive income	78,377	83,406
Retained earnings	306,192	298,299
Tower Group International, Ltd. stockholders' equity	1,197,299	980,836
Noncontrolling interests	21,696	34,662
Total stockholders' equity	1,218,995	1,015,498
Total liabilities and stockholders' equity	$6,388,631	$4,749,014

Tower Group International, Ltd.
Consolidated Statements of Operations

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2013	2012
Revenues
Net premiums earned	$420,486	$420,158
Ceding commission revenue	14,151	5,163
Insurance services revenue	128	497
Policy billing fees	3,150	3,134
Net investment income	30,317	33,943
Net realized investment gains (losses):
Other-than-temporary impairments	(489)	(2,976)
Portion of loss recognized in other comprehensive income	-	-
Other net realized investment gains	7,540	6,304
Total net realized investment gains (losses)	7,051	3,328
Total revenues	475,283	466,223
Expenses
Loss and loss adjustment expenses	274,680	267,493
Direct and ceding commission expense	88,398	80,385
Other operating expenses	84,393	77,071
Acquisition-related transaction costs	19,056	1,262
Interest expense	7,808	8,611
Total expenses	474,335	434,822
Other income (expense)
Equity in income (loss) of unconsolidated affiliate	1,192	-
Income before income taxes	2,140	31,401
Income tax expense	(1,673)	9,224
Net income	$3,813	$22,177
Less: Net income attributable to Noncontrolling interests	(11,281)	3,011
Net income attributable to Tower Group International, Ltd.	$15,094	$19,166
Earnings per share attributable to Tower Group International, Ltd. stockholders:
Basic	$0.33	$0.43
Diluted	$0.33	$0.43
Weighted average common shares outstanding:
Basic	45,912	44,451
Diluted	45,984	44,535
Dividends declared and paid per common share	$0.17	$0.17

	Three Months Ended
	March 31,
Reconciliation of non-GAAP financial measures: (in thousands except per share amounts)	2013	2012
Net income (loss) attributable to Tower Group International, Ltd.	$15,094	$19,166
Net realized (gains) losses on investments	6,433	(648)
Acquisition-related transaction costs	(19,056)	(1,262)
Income tax	1,845	458
Operating income (loss) attributable to Tower Group International, Ltd.	$25,872	$20,618

Operating EPS and ROE:
Operating earnings (loss) per share - Basic	$0.56	$0.46
Operating earnings (loss) per share - Diluted	$0.56	$0.46
Operating return on average equity	9.8%	7.9%

Book Value Per Share	Mar. 31, 2013	Dec. 31, 2012
Stockholders' equity	$1,197,299	$980,836
Shares outstanding	57,432	43,514
Book Value Per Share	$20.85	$22.54

CONTACT:
Tower Group International, Ltd.
Bernie Kilkelly, 212-655-8943
Managing Vice President, Investor Relations
bkilkelly@twrgrp.com